Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee 574-371-9449 barb.goslee@zimmerbiomet.com

Zimmer Biomet Holdings, Inc. Reports Third Quarter 2015 Financial Results

•	Net Sales of $1.76 billion represent an increase of 59.3% over the prior year period on a reported basis, and an increase of 0.7% on an adjusted pro forma, constant currency basis

•	Reported diluted EPS decreased 89.1% for the third quarter to $0.11, and adjusted diluted EPS increased 13.1% to $1.64

•	Company reinstates share repurchase program

•	Company updates 2015 revenue and earnings guidance, raises estimate for first twelve months post-closing net synergies to $155 million

(WARSAW, IN) October 29, 2015—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended September 30, 2015. The Company reported third quarter net sales of $1.76 billion, an increase of 59.3% as reported. The increase in the quarter was 0.7% on an adjusted pro forma, constant currency basis over the same prior year period. Reported diluted earnings per share for the quarter were $0.11 and adjusted earnings per share were $1.64, an increase of 13.1% over the prior year period.

“We are pleased with the achievements of our global teams during Zimmer Biomet’s first quarter as a combined company,” said David Dvorak, President and CEO of Zimmer Biomet. “In an operating period marked by significant progress in the execution of our sales channel integration, we generated sequential top-line improvement and strong earnings growth. As we exit this year and progress through 2016, we are well positioned to continue improving revenue growth and delivering on our synergy commitments.”

Net earnings for the third quarter were $22.2 million on a reported basis and $338.4 million on an adjusted basis, an increase of 35.5% adjusted over the prior year period. Operating cash flow for the third quarter was $151.3 million.

During the quarter, the Company paid $37.6 million in dividends, or $0.22 per share.

Additionally, the Company is reinstating its share repurchase program. The existing program was temporarily suspended in April 2014 in anticipation of the Biomet transaction. Currently, $599.5 million of share repurchase authorization remains available under this program.

Guidance

The Company updated its full-year 2015 sales and adjusted earnings per share guidance. Full-year 2015 constant currency revenue, relative to comparable adjusted pro forma 2014 revenue, is now expected to increase between 1.0% and 1.5%. Previously, the Company had expected full-year constant currency revenue to increase between 1.5% and 2.0%. The Company expects foreign currency translation to decrease revenues by approximately 5.75% for the full year, resulting in reported revenue decreasing between 4.25% and 4.75% when compared to adjusted pro forma 2014 revenue for the comparable period.

The Company now expects full-year 2015 adjusted earnings per share to be in a range of $6.83 to $6.87. Previously, the Company estimated full-year 2015 adjusted earnings per share to be in a range of $6.65 to $6.80.

Zimmer Biomet’s increased earnings per share guidance is due, in part, to the Company’s outperformance in the third quarter in capturing operating synergies associated with the merger. The Company now forecasts net synergies of $155.0 million within the first 12 months post-closing, a $20.0 million increase over the previous guidance.

Conference Call

The Company will conduct its third quarter 2015 investor conference call today, October 29, 2015, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer Biomet’s Investor Relations website at http://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (877) 941-1227 and entering conference ID 4696683. For a complete listing of international toll-free and local numbers, please visit http://investor.zimmerbiomet.com. A digital recording will be available 24 hours after the completion of the conference call, from October 30, 2015 to November 29, 2015. To access the recording, U.S. and Canada callers should dial (800) 406-7325 and enter the Access Code ID 4696670. International callers should dial +1 (303) 590-3030.

Sales Tables

The following sales table provides results by geographic segment and product category, as well as the percentage change compared to the prior year quarter, on a reported basis, a pro forma reported basis, and an adjusted pro forma constant currency basis.

NET SALES - THREE MONTHS ENDED SEPTEMBER, 30 2015

(in millions, unaudited)

	Net Sales	Reported % Change	Pro Forma Reported % Change	Adjusted Pro Forma Constant Currency % Change
Geographic Segments
Americas	$1,134	77.7%	(3.2)%	(0.7)%
EMEA	375	38.5	(14.7)	1.7
Asia Pacific	253	28.5	(9.0)	4.7

Total	$1,762	59.3	(6.7)	0.7

Product Categories
Knees
Americas	$401	50.2	(4.5)	(1.8)
EMEA	134	32.4	(12.9)	6.0
Asia Pacific	97	28.8	(6.6)	9.0

Total	632	42.5	(6.7)	1.7
Hips
Americas	240	60.0	(2.1)	(1.1)
EMEA	117	18.0	(14.8)	1.2
Asia Pacific	77	16.7	(13.4)	(0.3)

Total	434	37.6	(7.9)	(0.3)
S.E.T (1)	371	77.8	(4.9)	1.0
Dental	103	91.9	(6.6)	(0.9)
Spine & CMF	148	189.8	(2.7)	0.3
Other	74	120.4	(15.3)	(0.9)

Total	$1,762	59.3	(6.7)	0.7

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

Adjusted earnings per share and adjusted net earnings exclude the effect of inventory step-up and other inventory and manufacturing related charges, certain claims, special items, intangible asset amortization, financing and other expenses related to the Biomet merger and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to acquisitions, as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. “Pro forma” revenue refers to revenue for prior year periods adjusted to reflect the inclusion of Biomet revenue on a GAAP (reported) basis. “Adjusted pro forma” revenue refers to pro forma revenue adjusted to reflect the impact of the previously announced divestiture remedies. “Constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Updated Quarter Closing Convention

Beginning with the three months ended March 31, 2015, we have changed our quarter-end closing convention for the majority of our international reporting units. As a consequence, our results of operations for the nine months ended September 30, 2015 include up to three more billing days for such international reporting units than were included in our results of operations for the nine months ended September 30, 2014. We have not restated the presentation of our 2014 financial statements to conform to this change of closing convention because the impact of the change is not material to the results of operations or to the comparisons between the 2015 and 2014 periods.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger between Zimmer and LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the merger will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of the legacy companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to the merger; the effect of the merger on our relationships with customers, vendors and lenders and on our operating results and businesses generally; Biomet’s compliance with its Deferred Prosecution Agreement through March 2016; the outcome of government investigations; price and product competition; the success of our quality and operational excellence initiatives; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015 and 2014

(in millions, except per share amounts, unaudited)

	2015	2014(1)
Net Sales	$1,762.2	$1,106.0

Cost of products sold	552.1	295.9
Intangible asset amortization	122.6	20.6
Research and development	83.3	45.9
Selling, general and administrative	692.3	422.8
Certain claims	—	(0.3)
Special items	195.9	65.9

Operating expenses	1,646.2	850.8

Operating Profit	116.0	255.2
Other income (expense), net	4.3	(12.1)
Interest income	2.3	3.0
Interest expense	(90.8)	(16.3)

Earnings before income taxes	31.8	229.8
Provision for income taxes	9.6	56.9

Net Earnings	22.2	172.9
Less: Net Loss attributable to noncontrolling interest	—	(0.2)

Net Earnings - Zimmer Biomet Holding Inc.	$22.2	$173.1

Earnings Per Common Share
Basic	$0.11	$1.02
Diluted	$0.11	$1.01

Weighted Average Common Shares Outstanding
Basic	203.5	169.0
Diluted	205.7	171.7

Cash Dividends Declared Per Common Share	$0.22	$0.22

(1)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 and 2014

(in millions, except per share amounts, unaudited)

	2015	2014(1)
Net Sales	$4,064.2	$3,450.4

Cost of products sold	1,131.3	929.0
Intangible asset amortization	176.0	72.0
Research and development	182.9	141.1
Selling, general and administrative	1,560.6	1,311.5
Certain claims	7.7	21.5
Special items	751.9	164.3

Operating expenses	3,810.4	2,639.4

Operating Profit	253.8	811.0
Other expense, net	(44.6)	(25.4)
Interest income	7.4	8.4
Interest expense	(196.6)	(47.1)

Earnings before income taxes	20.0	746.9
Provision for income taxes	0.5	181.4

Net Earnings	19.5	565.5
Less: Net Loss attributable to noncontrolling interest	(0.5)	(1.0)

Net Earnings - Zimmer Biomet Holding Inc.	$20.0	$566.5

Earnings Per Common Share
Basic	$0.11	$3.36
Diluted	$0.11	$3.30
Weighted Average Common Shares Outstanding
Basic	182.1	168.8
Diluted	184.7	171.5
Cash Dividends Declared Per Common Share	$0.66	$0.66

(1)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	September 30, 2015	December 31, 2014(1)
Assets
Current Assets:
Cash and cash equivalents	$1,466.9	$1,083.3
Short-term investments	343.3	612.5
Receivables, net	1,385.1	912.1
Inventories	2,357.8	1,193.3
Other current assets	841.6	512.1

Total current assets	6,394.7	4,313.3

Property, plant and equipment, net	1,989.0	1,285.3
Goodwill	7,679.5	2,514.2
Intangible assets, net	9,823.7	603.5
Other assets	802.2	941.7

Total Assets	$26,689.1	$9,658.0

Liabilities and Stockholders’ Equity

Other current liabilities	$1,561.5	$1,024.0
Current portion of long-term debt	225.0	—
Other long-term liabilities	3,219.7	656.8
Long-term debt	11,689.6	1,425.5
Stockholders’ equity	9,993.3	6,551.7

Total Liabilities and Stockholders’ Equity	$26,689.1	$9,658.0

(1)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 and 2014

(in millions, unaudited)

	2015	2014(1)
Cash flows provided by (used in) operating activities
Net earnings	$19.5	$565.5
Depreciation and amortization	428.1	283.2
Share-based compensation	198.8	37.0
Income tax benefits from employee stock compensation plans	77.7	32.7
Excess income tax benefits from employee stock compensation plans	(10.3)	(9.7)
Inventory step-up	137.1	5.0
Gain on divestiture of assets	(8.9)	—
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	29.9	(140.2)
Receivables	29.4	(42.3)
Inventories	(196.5)	(132.7)
Accounts payable and accrued expenses	(251.5)	(2.9)
Other assets and liabilities	(23.7)	103.0

Net cash provided by operating activities	429.6	698.6

Cash flows provided by (used in) investing activities
Additions to instruments	(186.0)	(162.9)
Additions to other property, plant and equipment	(118.6)	(95.7)
Purchases of investments	(179.0)	(1,150.1)
Sales of investments	578.8	919.4
Proceeds from divestiture of assets	57.9	—
Biomet acquisition, net of acquired cash	(7,812.9)	—
Investments in other assets	(19.6)	(8.8)

Net cash used in investing activities	(7,679.4)	(498.1)

Cash flows provided by (used in) financing activities
Proceeds from senior notes	7,628.2	—
Proceeds from term loan	3,000.0	—
Redemption of senior notes	(2,740.0)	—
Payments on term loan	(150.0)	—
Net proceeds under revolving credit facilities	0.8	1.4
Dividends paid to stockholders	(112.3)	(108.0)
Proceeds from employee stock compensation plans	77.0	254.5
Excess income tax benefits from employee stock compensation plans	10.3	9.7
Debt issuance costs	(58.4)	(64.1)
Repurchase of common stock	—	(400.5)

Net cash provided by (used in) financing activities	7,655.6	(307.0)

Effect of exchange rates on cash and cash equivalents	(22.2)	(6.8)

Increase (decrease) in cash and cash equivalents	383.6	(113.3)
Cash and cash equivalents, beginning of period	1,083.3	1,080.6

Cash and cash equivalents, end of period	$1,466.9	$967.3

(1)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHIC SEGMENTS

FOR THE THREE and NINE MONTHS ENDED SEPTEMBER 30, 2015 and 2014

(in millions, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Inc	2015	2014	% Inc
Americas	$1,133.5	$637.9	77.7%	$2,458.2	$1,916.3	28.3%
EMEA	375.2	270.7	38.5	964.2	932.3	3.4
Asia Pacific	253.5	197.4	28.5	641.8	601.8	6.7

Total	$1,762.2	$1,106.0	59.3	$4,064.2	$3,450.4	17.8

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE and NINE MONTHS ENDED SEPTEMBER 30, 2015 and 2014

(in millions, unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Inc	2015	2014	% Inc
Knees	$632.0	$443.3	42.5%	$1,564.8	$1,398.9	11.8%
Hips	434.5	315.6	37.6	1,066.8	988.3	7.9
S.E.T	371.0	208.6	77.8	811.1	634.1	27.9
Dental	103.4	53.9	91.9	220.2	176.0	25.1
Spine & CMF	147.7	51.0	189.8	256.1	151.5	69.1
Other	73.6	33.6	120.4	145.2	101.6	43.2

Total	$1,762.2	$1,106.0	59.3	$4,064.2	$3,450.4	17.8

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF PRO FORMA REPORTED % GROWTH TO

ADJUSTED PRO FORMA CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended
	September 30, 2015
				Adjusted
				Pro Forma
	Pro Forma		Foreign	Constant
	Reported	Divestiture	Exchange	Currency
	% Change	Impact	Impact	% Change
Geographic Segments
Americas	(3.2)%	(1.7)%	(0.8)%	(0.7)%
EMEA	(14.7)	(1.2)	(15.2)	1.7
Asia Pacific	(9.0)	—	(13.7)	4.7
Total	(6.7)	(1.3)	(6.1)	0.7

Product Categories
Knees
Americas	(4.5)	(2.1)	(0.6)	(1.8)
EMEA	(12.9)	(2.9)	(16.0)	6.0
Asia Pacific	(6.6)	—	(15.6)	9.0
Total	(6.7)	(1.9)	(6.5)	1.7
Hips
Americas	(2.1)	—	(1.0)	(1.1)
EMEA	(14.8)	—	(16.0)	1.2
Asia Pacific	(13.4)	—	(13.1)	(0.3)
Total	(7.9)	—	(7.6)	(0.3)
S.E.T	(4.9)	(0.6)	(5.3)	1.0
Dental	(6.6)	—	(5.7)	(0.9)
Spine & CMF	(2.7)	—	(3.0)	0.3
Other	(15.3)	(10.8)	(3.6)	(0.9)
Total	(6.7)	(1.3)	(6.1)	0.7

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended September 30, 2015 and 2014

(in millions, unaudited)

	Three Months
	Ended September 30
	2015	2014(1)
Net Earnings of Zimmer Biomet Holdings, Inc.	$22.2	$173.1
Inventory step-up and other inventory and manufacturing related charges	132.6	7.7
Certain claims	—	(0.3)
Intangible asset amortization	122.6	20.6
Special items
Biomet-merger related	146.6	27.5
Other special items	49.3	38.4
Biomet merger-related expenses in other expense	(11.9)	10.4
Taxes on above items (2)	(123.0)	(27.7)

Adjusted Net Earnings	$338.4	$249.7

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Nine Months Ended September 30, 2015 and 2014

(in millions, unaudited)

	Nine Months
	Ended September 30
	2015	2014(1)
Net Earnings of Zimmer Biomet Holdings, Inc.	$20.0	$566.5
Inventory step-up and other inventory and manufacturing related charges	151.2	32.9
Certain claims	7.7	21.5
Intangible asset amortization	176.0	72.0
Special items
Biomet-merger related	563.0	41.2
Other special items	188.9	123.1
Biomet merger-related expenses in other expense	33.1	20.4
Interest expense on Biomet merger financing	70.0	—
Taxes on above items (2)	(327.7)	(87.3)

Adjusted Net Earnings	$882.2	$790.3

(1)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.
(2)	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended September 30, 2015 and 2014

(unaudited)

	Three Months
	Ended September 30,
	2015	2014(1)
Diluted EPS	$0.11	$1.01
Inventory step-up and other inventory and manufacturing related charges	0.64	0.04
Intangible asset amortization	0.60	0.12
Special items
Biomet-merger related	0.71	0.16
Other special items	0.24	0.22
Biomet merger-related expenses in other expense	(0.06)	0.06
Taxes on above items (2)	(0.60)	(0.16)

Adjusted Diluted EPS	$1.64	$1.45

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Nine Months Ended September 30, 2015 and 2014

(unaudited)

	Nine Months
	Ended September 30,
	2015	2014(1)
Diluted EPS	$0.11	$3.30
Inventory step-up and other inventory and manufacturing related charges	0.82	0.19
Certain claims	0.04	0.13
Intangible asset amortization	0.95	0.42
Special items
Biomet-merger related	3.05	0.24
Other special items	1.02	0.72
Biomet merger-related expenses in other expense	0.18	0.12
Interest expense on Biomet merger financing	0.38	—
Taxes on above items (2)	(1.77)	(0.51)

Adjusted Diluted EPS	$4.78	$4.61

(1)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-Q to be filed with the Securities and Exchange Commission.
(2)	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.